Exhibit 5.1

December 6, 2004

Niku Corporation

305 Main Street

Redwood City, CA 94063

Re:	Niku Corporation
Amendment No.1 to Registration Statement on Form S-3.

Ladies and Gentlemen:

We have acted as special counsel to Niku Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-120653) and Amendment Number 1 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). In connection with such registration, the Company is selling 1,608,778 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), plus up to an additional 450,000 shares of Common Stock subject to an over-allotment option (collectively, the “Primary Shares”), and certain stockholders of the Company (the “Selling Stockholders”) are selling 1,391,222 shares of Common Stock (the “Secondary Shares”), as set forth in the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement as filed with the Commission on November 22, 2004;

(ii)	Amendment No.1 to the Registration Statement as filed with the Commission on the date hereof under the Act;

(iii)	a specimen certificate representing the Common Stock;

(iv)	the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”);

(v)	the Amended and Restated By-laws of the Company, as currently in effect (the “By-laws”); and

(vi)	certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the issuance, sale and registration of the Primary Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth in paragraph 2 below, we have assumed that the Company has received the consideration contemplated by the resolutions of its Board of Directors authorizing the issuance of the Secondary Shares.

Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware and the laws of the United States of America to the extent referred to specifically herein. The Primary Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

(1) When (a) the Registration Statement becomes effective under the Act; (b) the Underwriting Agreement has been duly executed and delivered; and (c) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock in accordance with the terms of the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

(2) The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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